Exhibit 99.1

FOR IMMEDIATE RELEASE

INRAD OPTICS, INC. ANNOUNCES THIRD QUARTER AND

NINE MONTH 2014 FINANCIAL RESULTS

NORTHVALE, NJ, NOVEMBER 20 – Inrad Optics, Inc. (OTCBB: INRD) has reported its consolidated financial results for the third quarter and nine months ended September 30, 2014.

For the third quarter of 2014, revenue was $2.9 million, up 5.7%, compared to $2.8 million for the same period last year. Although positively impacted by the third quarter increase, revenue of $7.0 million was down 17.4% for the nine months ended September 30, 2014 compared to $8.5 million in the same period last year.

Third quarter sales reflected an improvement in shipments to the defense and process control and metrology markets over the comparable period last year. Despite the improvement in the third quarter, year-to-date sales to customers in the defense market decreased, along with sales in the university and national lab market compared to last year. This was partially offset by an increase in sales to customers in the process control & metrology and laser systems markets in the nine months ended September 30, 2014 compared to 2013.

For the third quarter and nine months ended September 30, 2014 the Company booked new orders totaling $3.8 million and $9.2 million, respectively, an increase of 49.4% from $2.5 million and 20.2% from $7.4 million for the three and nine months ended September 30, 2013, respectively.

Gross profit for the third quarter of 2014 was $603,000 or 20.7% of sales up from $550,000 or 20% in the comparable quarter last year. For the nine months ended September 30, 2014, gross profit decreased to $325,000 or 4.6% of sales, including $121,000 of restructuring costs related to the consolidation of the Florida operation in Northvale, NJ, versus $1.6 million or 18.3% last year.

For the three and nine months ended September 30, 2014, the Company had a net loss of $91,000 and $1,997,000, respectively. This compares to a loss of $239,000 and $1,056,000 in the comparable period in 2013.

The basic and diluted net loss per share was $(0.01) for the three months ended September 30, 2014 compared to $(0.02) last year. For the nine months ended September 30, 2014, the basic and diluted net loss per share was $(0.16) versus $(0.09) last year.

Net cash used in operating activities was $(1,171,000) for the nine months ended September 30, 2014 compared to net cash provided by operating activities of $90,000 last year. The difference primarily reflects the increase in the operating loss in the current period.

After investing and financing activities, net cash decreased by $1.6 million compared to a decrease of $439,000 last year. At September 30, 2014, the Company had cash and cash equivalents of $877,000.

President and CEO Amy Eskilson commented, “Our Q3 results are largely indicative of a disciplined execution of our plan for the period. The Florida consolidation effort is complete, our production is functioning in a more efficient manner, and our ability to book new orders is a result of the hard work done by the entire Inrad Optics team.

Third quarter progress is highlighted by improved revenue, backlog and booking numbers. Sales were especially strong over the immediately preceding two quarters, 31% over the second quarter of 2014, and 53% over first quarter results this year. Backlog at the close of the third quarter is quite healthy, nearly $2M higher than it was one year ago, up from $4.6M to $6.5M.

Additionally, orders of $3.8M booked in the third quarter represent the highest quarterly booking result in over three years, due in part to a rarely awarded SBIR Phase III contract for $349K from the Department of Homeland Security’s Domestic Nuclear Detection Office to continue our work on the commercialization of stilbene crystals for neutron detection.”

Inrad Optics, Inc. was incorporated in New Jersey in 1973. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2013. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$877,468	$2,451,263
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2014 and 2013)	1,439,436	1,236,958
Inventories, net	2,737,755	3,129,855
Other current assets	137,285	144,581
Total current assets	5,191,944	6,962,657

Plant and equipment:
Plant and equipment, at cost	15,713,935	15,638,759
Less: Accumulated depreciation and amortization	(14,041,886)	(13,931,775)
Total plant and equipment	1,672,049	1,706,984

Precious Metals	553,925	474,960
Goodwill	311,572	311,572
Intangible Assets, net	299,837	358,760
Other Assets	33,122	33,122

Total Assets	$8,062,449	$9,848,055

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$156,600	$156,600
Accounts payable and accrued liabilities	1,131,618	967,963
Customer advances	170,643	146,784
Total current liabilities	1,458,861	1,271,347

Related Party Convertible Notes Payable	2,500,000	2,500,000

Other Long Term Notes, net of current portion	596,054	712,868
Total liabilities	4,554,915	4,484,215

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 12,354,093 shares issued at September 30, 2014 and 12,050,603 issued at December 31, 2013	123,543	120,508
Capital in excess of par value	18,431,225	18,293,782
Accumulated deficit	(15,032,284)	(13,035,500)
	3,522,484	5,378,790
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	3,507,534	5,363,840
Total Liabilities and Shareholders’ Equity	$8,062,449	$9,848,055

INRAD OPTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Total revenue	$2,912,538	2,756,488	$7,044,464	$8,528,212

Cost and expenses:
Cost of goods sold	2,309,808	2,206,529	6,598,486	6,971,423
Restructuring costs	—	—	120,616	—
Selling, general and administrative expenses	744,815	743,190	2,348,501	2,506,662
	3,054,623	2,949,719	9,067,603	9,478,085
Loss from operations	(142,085)	(193,231)	(2,023,139)	(949,873)

Other expense:
Interest expense—net	(45,544	(45,562)	(135,728)	(137,038)
Gain on sale of plant and equipment	—	—	65,075	31,000
Gain on sale of precious metals	97,008	—	97,008	—
	51,464	(45,562)	26,355	(106,038)
Net loss before income taxes	(90,621)	(238,793)	(1,996,784)	(1,055,911)

Income tax (provision) benefit	—	—	—	—

Net loss	$(90,621)	$(238,793)	$(1,996,784)	$(1,055,911)

Net loss per common share— basic and diluted	$(0.01)	$(0.02)	$(0.16)	$(0.09)

Weighted average shares outstanding— basic and diluted	12,349,490	12,046,003	12,188,408,	11,956,712

INRAD OPTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net (loss)	$(1,996,784)	$(1,055,911)

Adjustments to reconcile net (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	462,884	414,367
401K common stock contribution	71,255	80,922
Gain on sale of plant and equipment	(65,075)	(31,000)
Gain on sale of precious metals	(97,008)	—
Stock based compensation	69,223	106,819
Changes in operating assets and liabilities:
Accounts receivable	(202,478)	376,164
Inventories, net	392,100	268,456
Other current assets	7,296	28,627
Accounts payable and accrued liabilities	163,655	90,877
Customer advances	23,859	(189,610)
Total adjustments and changes	825,711	1,145,622
Net cash (used in) provided by operating activities	(1,171,073)	89,711

Cash flows from investing activities:
Capital expenditures	(382,331)	(448,406)
Proceeds from sale of plant and equipment	78,380	31,000
Proceeds from sale of precious metals	18,043	—
Net cash (used in) investing activities	(285,908)	(417,406)

Cash flows from financing activities:
Principal payments on notes payable-other	(116,814)	(111,759)
Net cash (used in) financing activities	(116,814)	(111,759)

Net (decrease) in cash and cash equivalents	(1,573,795)	(439,454

Cash and cash equivalents at beginning of period	2,451,263	3,089,013

Cash and cash equivalents at end of period	$877,468	$2,649,559

Supplemental Disclosure of Cash Flow Information:
Interest paid	$101,000	$144,000
Income taxes paid	$2,000	$2,000

Non-Cash Financing Activities:
Exchange of precious metals	$126,755	$—